Press Release February 18, 2026

HF Sinclair Reports 2025 Fourth Quarter and Unaudited Full Year Results and Announces Regular Cash Dividend

Fourth Quarter

•Reported Net loss attributable to HF Sinclair stockholders of $28 million, or $(0.16) per diluted share, and adjusted net income attributable to HF Sinclair stockholders of $221 million, or $1.20 per diluted share

•Reported EBITDA of $235 million and Adjusted EBITDA of $564 million

•Returned $230 million to stockholders through dividends and share repurchases in the fourth quarter

•Announced regular quarterly dividend of $0.50 per share

Full Year 2025

•Reported Net income attributable to HF Sinclair stockholders of $579 million, or $3.08 per diluted share, and adjusted net income attributable to HF Sinclair stockholders of $951 million, or $5.06 per diluted share

•Reported EBITDA of $1.8 billion and Adjusted EBITDA of $2.3 billion

•Returned $724 million to stockholders through dividends and share repurchases

•The audit of the Company’s financial statements for 2025 is not yet complete, as the Company’s Audit Committee is engaged (as discussed below) in assessing certain matters relating to the Company’s disclosure processes. Accordingly, all results discussed in this release are unaudited. The Audit Committee has determined that these matters under review do not affect the results for the fourth quarter of 2025 or for full-year 2025 announced in this release.

Dallas, Texas, February 18, 2026 ‑ HF Sinclair Corporation (NYSE and NYSE Texas, Inc.: DINO) (“HF Sinclair” or the “Company”) today reported fourth quarter Net loss attributable to HF Sinclair stockholders of $28 million, or $(0.16) per diluted share, for the quarter ended December 31, 2025, compared to Net loss attributable to HF Sinclair stockholders of $214 million, or $(1.14) per diluted share, for the quarter ended December 31, 2024. Excluding the adjustments shown in the accompanying earnings release table, adjusted net income attributable to HF Sinclair stockholders for the fourth quarter of 2025 was $221 million, or $1.20 per diluted share, compared to adjusted net loss attributable to HF Sinclair stockholders of $191 million, or $(1.02) per diluted share, for the fourth quarter of 2024.

As separately announced this morning, HF Sinclair’s Chief Executive Officer and President, Tim Go, is taking a voluntary leave of absence from his duties, and the Board of Directors (the “Board”) has appointed Mr. Franklin Myers as Chief Executive Officer and President on a temporary basis. Mr. Myers also continues to serve as Chairperson of the Board.

The Company’s fourth quarter results reflect seasonal weakness in refining cracks, along with the Puget Sound Refinery turnaround and the unplanned Artesia refinery event. For full-year 2025, the Company achieved record earnings in both its Midstream and Marketing businesses and achieved the Company’s lowest annual refining operating expense per barrel. During the year, the Company also returned over $724 million in cash to shareholders through share repurchases and dividends, and today, the Company announced a $0.50 regular quarterly dividend. Looking forward, the Company remains focused on safe and reliable operations, continued growth in its Midstream, Lubricants and Marketing segments and returning excess cash to the Company’s shareholders.

Refining segment loss before interest and income taxes was $49 million for the fourth quarter of 2025 compared to a loss of $332 million for the fourth quarter of 2024. Excluding the Lower of cost or market inventory valuation adjustment charge of $313 million and certain items, the segment reported Adjusted EBITDA of $403 million for the fourth quarter of 2025 compared to $(169) million for the fourth quarter of 2024. This increase was principally driven by higher adjusted refinery gross margins in both the West and Mid-Continent regions, partially offset by the Puget Sound refinery planned turnaround and the unplanned Artesia refinery event. Small refinery RINs waivers granted by the EPA increased adjusted refinery gross margins by $313 million in the fourth quarter of 2025, which includes $43 million of benefits related to the small refinery RINs waivers received in the third quarter but recognized in the fourth quarter of 2025. Adjusted refinery gross margin was $16.28 per produced barrel sold, a 144% increase compared to $6.68 for the fourth quarter of 2024. Crude oil charge averaged 556,460 barrels per day (“BPD”) for the fourth quarter of 2025 compared to 562,020 BPD for the fourth quarter of 2024.

Renewables segment loss before interest and income taxes was $35 million for the fourth quarter of 2025 compared to a loss of $13 million for the fourth quarter of 2024. Excluding the Lower of cost or market inventory valuation adjustment charge of $7 million, the segment reported Adjusted EBITDA of $(6) million in the fourth quarter of 2025 compared to $(9) million in the fourth quarter of 2024. In the fourth quarter of 2025 we recognized incrementally more in value from the Producer’s Tax Credit. Total sales volumes were 57 million gallons for the fourth quarter of 2025 compared to 62 million gallons for the fourth quarter of 2024.

Marketing segment income before interest and income taxes was $14 million for the fourth quarter of 2025 compared to $13 million for the fourth quarter of 2024. The segment reported EBITDA of $22 million for the fourth quarter of 2025 compared to $21 million for the fourth quarter of 2024. This increase was primarily driven by higher margins and high-grading our mix of stores throughout 2025. Total branded fuel sales volumes were 337 million gallons for the fourth quarter of 2025 compared to 333 million gallons for the fourth quarter of 2024.

Lubricants & Specialties segment income before interest and income taxes was $19 million for the fourth quarter of 2025 compared to $46 million in the fourth quarter of 2024. The segment reported EBITDA of $43 million for the fourth quarter of 2025 compared to Adjusted EBITDA of $70 million in the fourth quarter of 2024. The decrease was primarily driven by lower finished and specialty product sales volumes, lower base oil margins and higher operating expenses.

Midstream segment income before interest and income taxes was $96 million for the fourth quarter of 2025 compared to $97 million for the fourth quarter of 2024. The segment reported EBITDA of $114 million for the fourth quarter of 2025, consistent with the fourth quarter of 2024.

For the fourth quarter of 2025, net cash provided by operations totaled $8 million. At December 31, 2025, the Company’s Cash and cash equivalents totaled $978 million, a $178 million increase compared to Cash and cash equivalents of $800 million at December 31, 2024. During the fourth quarter of 2025, the Company announced and paid a regular dividend of $0.50 per share to stockholders totaling $92 million and spent $138 million on share repurchases. Additionally, at December 31, 2025, the Company’s consolidated debt was $2,769 million.

HF Sinclair also announced today that its Board of Directors declared a regular quarterly dividend in the amount of $0.50 per share. The dividend is payable on March 12, 2026 to holders of record of common stock on March 2, 2026.

The Company has scheduled a webcast conference call for today, February 18, 2026, at 8:30 AM Eastern Time to discuss fourth quarter financial results. This webcast may be accessed at: https://events.q4inc.com/attendee/560135108. An audio archive of this webcast will be available using the above noted link through March 4, 2026.

The Company will not be filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K”) today, given that the Audit Committee of the Board is in the process of assessing certain matters relating to the Company’s disclosure processes. The Audit Committee has determined that these matters do not affect the results for the fourth quarter of 2025 or for full-year 2025 announced in this release. The Audit Committee and all other parties are working diligently to complete this review as soon as possible. The Company will file its Form 10-K following completion of the audit process. At the present time, the Company expects that it will be able to timely file its Form 10-K.

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,700 branded stations and licenses the use of the Sinclair brand to more than 350 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding the Company’s plans and objectives for future operations. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company cannot assure you that the Company’s expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the demand for and supply of feedstocks, crude oil and refined products, including uncertainty regarding societal expectations that companies address climate impacts and greenhouse gas emissions; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in the Company’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of crude oil, refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, vandalism or other catastrophes or disruptions affecting the Company’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing at the Company’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including compliance with, or exemptions from, existing, new and changing environmental and health and safety laws and regulations, related reporting requirements and pipeline integrity programs; the availability and cost of financing to the Company; the effectiveness of the Company’s capital investments and marketing strategies; the Company’s efficiency in carrying out and consummating construction projects, including the Company’s ability to complete announced capital projects on time and within capital guidance; the Company’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of the Company to acquire complementary assets or businesses to the Company’s existing assets and businesses on acceptable terms and to integrate any existing or future acquired operations and realize the expected synergies of any such transaction on the expected timeline; the possibility of vandalism or other disruptive activity, or terrorist or cyberattacks and the consequences of any such activities or attacks; uncertainty regarding the effects and duration of global hostilities, including uncertainty regarding the effects and duration of global hostilities, war or any associated military campaigns, including those in oil producing regions, which may disrupt crude oil supplies and markets for the Company’s refined products and create instability in the financial markets that could restrict the Company’s ability to raise capital; general economic conditions, including uncertainties regarding trade policies, such as the imposition or implementation of tariffs, or economic slowdowns caused by a local or national recession or other adverse economic conditions, such as periods of increased or prolonged inflation; limitations on the Company’s ability to make future dividend payments or effectuate share repurchases due to market conditions; information under review by the Audit Committee of the Board and its assessment of the Company’s disclosure processes and the ability of the Company’s outside accountants to complete their audit of the Company’s financial statements on a timely basis; corporate, tax, regulatory and other considerations; and other business, financial, operational and legal risks. Additional information on risks and uncertainties that could affect our business prospects and performance is provided in the reports filed by us with the SEC. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended December 31,		Change from 2024
	2025	2024	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$6,464	$6,500	$(36)	(1)%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	5,152	5,747	(595)	(10)%
Lower of cost or market inventory valuation adjustments	320	(23)	343	NM
Operating expenses	633	656	(23)	(4)%
	6,105	6,380	(275)	(4)%
Selling, general and administrative expenses (1)	133	119	14	12%
Depreciation and amortization	228	219	9	4%
Other operating expenses, net	(9)	7	(16)	NM
Total operating costs and expenses	6,457	6,725	(268)	(4)%
Income (loss) from operations	7	(225)	232	NM

Other income (expense):
Earnings of equity method investments	6	8	(2)	(25)%
Interest income	15	16	(1)	(6)%
Interest expense	(64)	(38)	(26)	68%
Other income (expense), net	(5)	9	(14)	NM
	(48)	(5)	(43)	860%
Loss before income taxes	(41)	(230)	189	(82)%
Income tax benefit	(14)	(18)	4	(22)%
Net loss	(27)	(212)	185	(87)%
Less: net income attributable to noncontrolling interest	1	2	(1)	(50)%
Net loss attributable to HF Sinclair stockholders	$(28)	$(214)	$186	(87)%

Loss per share attributable to HF Sinclair stockholders:
Basic	$(0.16)	$(1.14)	$0.98	(86)%
Diluted	$(0.16)	$(1.14)	$0.98	(86)%
Cash dividends declared per common share	$0.50	$0.50	$—	—%

Average number of common shares outstanding (in thousands):
Basic	182,835	188,307	(5,472)	(3)%
Diluted	182,835	188,307	(5,472)	(3)%

EBITDA	$235	$9	$226	2,511%
Adjusted EBITDA	$564	$28	$536	1,914%

	Years Ended December 31,		Change from 2024
	2025	2024	Change	Percent

	(In millions, except share and per share data)
Sales and other revenues	$26,869	$28,580	$(1,711)	(6)%

Operating costs and expenses:
Cost of sales: (1)
Cost of materials and other (2)	21,760	24,582	(2,822)	(11)%
Lower of cost or market inventory valuation adjustments	417	(43)	460	NM
Operating expenses	2,391	2,484	(93)	(4)%
	24,568	27,023	(2,455)	(9)%
Selling, general and administrative expenses (1)	456	447	9	2%
Depreciation and amortization	909	832	77	9%
Other operating expenses, net	9	17	(8)	(47)%
Total operating costs and expenses	25,942	28,319	(2,377)	(8)%
Income from operations	927	261	666	255%

Other income (expense):
Earnings of equity method investments	33	32	1	3%
Interest income	42	75	(33)	(44)%
Interest expense	(217)	(165)	(52)	32%
Other income (expense), net	(53)	15	(68)	NM
	(195)	(43)	(152)	353%
Income before income taxes	732	218	514	236%
Income tax expense	146	34	112	329%
Net income	586	184	402	218%
Less: net income attributable to noncontrolling interest	7	7	—	—%
Net income attributable to HF Sinclair stockholders	$579	$177	$402	227%

Earnings per share attributable to HF Sinclair stockholders:
Basic	$3.08	$0.91	$2.17	238%
Diluted	$3.08	$0.91	$2.17	238%
Cash dividends declared per common share	$2.00	$2.00	$—	—%

Average number of common shares outstanding (in thousands):
Basic	186,465	192,073	(5,608)	(3)%
Diluted	186,465	192,073	(5,608)	(3)%

EBITDA	$1,809	$1,133	$676	60%
Adjusted EBITDA	$2,300	$1,149	$1,151	100%
(1)Exclusive of Depreciation and amortization.
(2)Exclusive of Lower of cost or market inventory valuation adjustments.

Balance Sheet Data

	Years Ended December 31,
	2025	2024

	(In millions)
Cash and cash equivalents	$978	$800
Working capital	$2,327	$1,971
Total assets	$16,510	$16,643
Total debt	$2,769	$2,638
Total equity	$9,249	$9,346

Segment Information
Our operations are organized into five reportable segments: Refining, Renewables, Marketing, Lubricants & Specialties and Midstream. Our operations that are not included in one of these five reportable segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Eliminations. Corporate and Other and Eliminations are aggregated and presented under the Corporate, Other and Eliminations column.

The Refining segment represents the operations of our El Dorado, Tulsa, Navajo, Woods Cross, Puget Sound, Parco and Casper refineries and HF Sinclair Asphalt Company LLC (“Asphalt”). Refining activities involve the purchase and refining of crude oil and wholesale marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountains extending into the Pacific Northwest geographic regions of the United States. Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The Renewables segment represents the operations of our Cheyenne renewable diesel unit (“RDU”), Artesia RDU, Sinclair RDU and the pre-treatment unit at our Artesia, New Mexico facility.

The Marketing segment represents branded fuel sales to Sinclair branded sites in the United States and licensing fees for the use of the Sinclair brand at additional locations throughout the country. The Marketing segment also includes branded fuel sales to non-Sinclair branded sites and revenues from other marketing activities. Our branded sites are located in several states across the United States with the highest concentration of the sites located in our West and Mid-Continent regions.

The Lubricants & Specialties segment includes Petro-Canada Lubricants’ production operations, located in Mississauga, Ontario, which produces lubricant products such as base oils, white oils, specialty products and finished lubricants, and the operations of our Petro-Canada Lubricants business that includes the marketing of products to both retail and wholesale outlets through a global sales network with locations in Canada, the United States and Europe. Additionally, the Lubricants & Specialties segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America, and the operations of Red Giant Oil, one of the leading suppliers of locomotive engine oil in North America. Also, the Lubricants & Specialties segment includes Sonneborn, a producer of specialty hydrocarbon chemicals such as white oils, petrolatums and waxes with manufacturing facilities in the United States and Europe.

The Midstream segment includes all of the operations of our wholly-owned subsidiary Holly Energy Partners, L.P., which owns and operates logistics and refinery assets consisting of petroleum product and crude oil pipelines, terminals, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountains geographic regions of the United States. The Midstream segment also includes 50% ownership interests in each of Osage Pipeline Company, LLC, the owner of a pipeline running from Cushing, Oklahoma to El Dorado, Kansas, and Cushing Connect Pipeline & Terminal LLC, the owner of a pipeline running from Cushing, Oklahoma to Tulsa, Oklahoma, a 26.08% ownership interest in Saddle Butte Pipeline III, LLC, the owner of a pipeline running from the Powder River Basin to Casper, Wyoming, and a 49.995% ownership interest in Pioneer Investments Corp., the owner of a pipeline running from Sinclair, Wyoming to the North Salt Lake City, Utah terminal. Revenues and other income from the Midstream segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation, terminalling operations and tankage facilities provided for our refining operations.

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In millions)
Three Months Ended December 31, 2025
Sales and other revenues:
Revenues from external customers	$4,948	$163	$732	$587	$34	$—	$6,464
Intersegment revenues and other (1)	761	103	—	1	136	(1,001)	—
	5,709	266	732	588	170	(1,001)	6,464
Cost of sales: (2)
Cost of materials and other (3)	4,781	247	696	429	—	(1,001)	5,152
Lower of cost or market inventory valuation adjustments	313	7	—	—	—	—	320
Operating expenses	476	23	—	73	58	3	633
	5,570	277	696	502	58	(998)	6,105
Selling, general and administrative expenses (2)	60	2	14	43	2	12	133
Depreciation and amortization	138	22	8	24	19	17	228
Other operating expenses, net	(10)	—	—	—	—	1	(9)
Income (loss) from operations	(49)	(35)	14	19	91	(33)	7
Earnings of equity method investments	—	—	—	—	6	—	6
Other expense, net	—	—	—	—	(1)	(4)	(5)
Income (loss) before interest and income taxes	$(49)	$(35)	$14	$19	$96	$(37)	$8
Interest income							15
Interest expense							(64)
Loss before income taxes							$(41)
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$1	$—	$1
Capital expenditures	$77	$2	$13	$17	$13	$9	$131

Three Months Ended December 31, 2024
Sales and other revenues:
Revenues from external customers	$4,971	$124	$760	$616	$29	$—	$6,500
Intersegment revenues and other (1)	805	114	—	1	139	(1,059)	—
	5,776	238	760	617	168	(1,059)	6,500
Cost of sales: (2)
Cost of materials and other (3)	5,410	222	729	444	—	(1,058)	5,747
Lower of cost or market inventory valuation adjustments	(10)	(13)	—	—	—	—	(23)
Operating expenses	506	24	—	66	58	2	656
	5,906	233	729	510	58	(1,056)	6,380
Selling, general and administrative expenses (2)	64	1	10	37	1	6	119
Depreciation and amortization	132	17	8	23	19	20	219
Other operating expenses, net	6	—	—	1	—	—	7
Income (loss) from operations	(332)	(13)	13	46	90	(29)	(225)
Earnings of equity method investments	—	—	—	—	7	1	8
Other income, net	—	—	—	—	—	9	9
Income (loss) before interest and income taxes	$(332)	$(13)	$13	$46	$97	$(19)	$(208)
Interest income							16
Interest expense							(38)
Loss before income taxes							$(230)
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$2	$—	$2
Capital expenditures	$107	$2	$18	$19	$12	$15	$173

	Refining	Renewables	Marketing	Lubricants & Specialties	Midstream	Corporate, Other and Eliminations	Consolidated Total

	(In millions)
Year Ended December 31, 2025
Sales and other revenues:
Revenues from external customers	$20,536	$551	$3,142	$2,519	$121	$—	$26,869
Intersegment revenues and other (1)	3,286	440	—	7	522	(4,255)	—
	23,822	991	3,142	2,526	643	(4,255)	26,869
Cost of sales: (2)
Cost of materials and other (3)	20,244	935	3,000	1,838	—	(4,257)	21,760
Lower of cost or market inventory valuation adjustments	415	2	—	—	—	—	417
Operating expenses	1,825	90	—	271	199	6	2,391
	22,484	1,027	3,000	2,109	199	(4,251)	24,568
Selling, general and administrative expenses (2)	219	4	40	158	7	28	456
Depreciation and amortization	548	93	29	94	74	71	909
Other operating expenses, net	8	—	—	—	—	1	9
Income (loss) from operations	563	(133)	73	165	363	(104)	927
Earnings of equity method investments	—	—	—	—	33	—	33
Other income (expense), net	—	—	1	2	(41)	(15)	(53)
Income (loss) before interest and income taxes	$563	$(133)	$74	$167	$355	$(119)	$907
Interest income							42
Interest expense							(217)
Income before income taxes							$732
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$7	$—	$7
Capital expenditures	$286	$4	$46	$45	$43	$25	$449

Year Ended December 31, 2024
Sales and other revenues:
Revenues from external customers	$21,701	$644	$3,428	$2,700	$107	$—	$28,580
Intersegment revenues and other (1)	3,639	347	—	12	537	(4,535)	—
	25,340	991	3,428	2,712	644	(4,535)	28,580
Cost of sales: (2)
Cost of materials and other (3)	22,907	910	3,319	1,977	—	(4,531)	24,582
Lower of cost or market inventory valuation adjustments	(32)	(11)	—	—	—	—	(43)
Operating expenses	1,912	100	—	254	214	4	2,484
	24,787	999	3,319	2,231	214	(4,527)	27,023
Selling, general and administrative expenses (2)	219	5	34	150	11	28	447
Depreciation and amortization	495	78	27	90	72	70	832
Other operating expenses, net	6	—	—	1	10	—	17
Income (loss) from operations	(167)	(91)	48	240	337	(106)	261
Earnings of equity method investments	—	—	—	—	29	3	32
Other income (expense), net	—	—	—	(1)	—	16	15
Income (loss) before interest and income taxes	$(167)	$(91)	$48	$239	$366	$(87)	$308
Interest income							75
Interest expense							(165)
Income before income taxes							$218
Net income attributable to noncontrolling interest	$—	$—	$—	$—	$7	$—	$7
Capital expenditures	$268	$9	$52	$42	$48	$51	$470
(1)Refining segment intersegment revenues relate to transportation fuels sold to the Marketing segment. Midstream segment revenues relate to pipeline and terminalling services provided primarily to the Refining segment, including leases. These transactions eliminate in consolidation.
(2)Exclusive of Depreciation and amortization.
(3)Exclusive of Lower of cost or market inventory valuation adjustments.

Refining Segment Operating Data

The following tables set forth information, including non-GAAP (generally accepted accounting principles) performance measures, about our consolidated refinery operations. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced refined products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to inventory held at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

The disaggregation of our refining geographic operating data is presented in two regions, Mid-Continent and West, to best reflect the economic drivers of our refining operations. The Mid-Continent region is comprised of the El Dorado and Tulsa refineries. The West region is comprised of the Puget Sound, Navajo, Woods Cross, Parco and Casper refineries.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Mid-Continent Region
Crude charge (BPD) (1)	274,300	218,820	267,030	251,650
Refinery throughput (BPD) (2)	295,590	234,390	284,620	267,200
Sales of produced refined products (BPD) (3)	287,590	238,230	270,920	267,130
Refinery utilization (4)	105.5%	84.2%	102.7%	96.8%

Average per produced barrel sold (5)
Gross margin (6)	$1.92	$(5.86)	$3.45	$(0.27)
Operating expenses (7)	6.36	7.93	6.48	6.65

Adjusted refinery gross margin (8)	$16.20	$4.09	$14.38	$8.21
Less: adjusted refinery operating expenses (9)	6.36	7.93	6.48	6.65
Adjusted refinery gross margin, less adjusted refinery operating expenses	$9.84	$(3.84)	$7.90	$1.56

Operating expenses per throughput barrel (10)	$6.19	$8.06	$6.16	$6.65
Adjusted refinery operating expenses per throughput barrel (9) (11)	$6.19	$8.06	$6.16	$6.65

Feedstocks:
Sweet crude oil	50%	56%	51%	54%
Sour crude oil	28%	24%	26%	23%
Heavy sour crude oil	15%	13%	17%	17%
Other feedstocks and blends	7%	7%	6%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	50%	52%	52%
Diesel fuels	31%	30%	31%	31%
Jet fuels	7%	8%	7%	6%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	4%	3%	4%
Base oils	3%	4%	4%	4%
LPG and other	2%	3%	2%	2%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

West Region
Crude charge (BPD) (1)	282,160	343,200	337,320	350,430
Refinery throughput (BPD) (2)	324,420	369,310	367,460	376,050
Sales of produced refined products (BPD) (3)	332,360	358,570	367,160	370,040
Refinery utilization (4)	67.5%	82.1%	80.7%	83.8%

Average per produced barrel sold (5)
Gross margin (6)	$(1.62)	$(4.04)	$3.35	$0.61
Operating expenses (7)	10.07	10.08	8.84	9.32

Adjusted refinery gross margin (8)	$16.35	$8.40	$16.10	$12.04
Less: adjusted refinery operating expenses (9)	10.07	9.02	8.84	9.06
Adjusted refinery gross margin, less adjusted refinery operating expenses	$6.28	$(0.62)	$7.26	$2.98

Operating expenses per throughput barrel (10)	$10.31	$9.79	$8.83	$9.17
Adjusted refinery operating expenses per throughput barrel (9) (11)	$10.31	$8.76	$8.83	$8.92

Feedstocks:
Sweet crude oil	34%	33%	32%	34%
Sour crude oil	38%	45%	44%	43%
Heavy sour crude oil	10%	9%	11%	10%
Wax crude oil	5%	6%	5%	6%
Other feedstocks and blends	13%	7%	8%	7%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	57%	56%	54%	52%
Diesel fuels	31%	32%	32%	32%
Jet fuels	3%	4%	5%	6%
Fuel oil	1%	2%	2%	2%
Asphalt	3%	2%	2%	2%
LPG and other	5%	4%	5%	6%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Consolidated
Crude charge (BPD) (1)	556,460	562,020	604,350	602,080
Refinery throughput (BPD) (2)	620,010	603,700	652,080	643,250
Sales of produced refined products (BPD) (3)	619,950	596,800	638,080	637,170
Refinery utilization (4)	82.1%	82.9%	89.1%	88.8%

Average per produced barrel sold: (5)
Gross margin (6)	$0.02	$(4.77)	$3.39	$0.24
Operating expenses (7)	8.35	9.22	7.84	8.20

Adjusted refinery gross margin (8)	$16.28	$6.68	$15.37	$10.43
Less: adjusted refinery operating expenses (9)	8.35	8.58	7.84	8.05
Adjusted refinery gross margin, less adjusted refinery operating expenses	$7.93	$(1.90)	$7.53	$2.38

Operating expenses per throughput barrel (10)	$8.35	$9.12	$7.67	$8.12
Adjusted refinery operating expenses per throughput barrel (9) (11)	$8.35	$8.49	$7.67	$7.98

Feedstocks:
Sweet crude oil	42%	42%	40%	42%
Sour crude oil	33%	37%	36%	35%
Heavy sour crude oil	12%	11%	14%	13%
Wax crude oil	3%	3%	3%	4%
Other feedstocks and blends	10%	7%	7%	6%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	55%	53%	53%	53%
Diesel fuels	31%	31%	31%	31%
Jet fuels	5%	6%	6%	6%
Fuel oil	1%	1%	2%	1%
Asphalt	3%	3%	2%	3%
Base oils	1%	2%	2%	2%
LPG and other	4%	4%	4%	4%
Total	100%	100%	100%	100%
(1)Crude charge represents the barrels per day of crude oil processed at our refineries.
(2)Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and does not include volumes of refined products purchased for resale or volumes of excess crude oil sold.
(4)Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 678,000 BPSD.
(5)Represents the average amount per produced barrel sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(6)Gross margin represents total Refining segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products.
(7)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced refined products.
(8)Adjusted refinery gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(9)Adjusted refinery operating expenses is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(10)Represents total Refining segment Operating expenses, exclusive of Depreciation and amortization, divided by refinery throughput.
(11)Represents total Refining segment adjusted refinery operating expenses, exclusive of Depreciation and amortization, divided by refinery throughput.

Renewables Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our renewables operations. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Depreciation and amortization and Operating expenses, divided by sales volumes of produced renewables products. This margin measure does not include the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Renewables
Sales of produced renewables products (in thousand gallons)	57,305	62,155	213,713	255,639
Average per produced gallon sold: (1)
Gross margin (2)	$(0.58)	$(0.19)	$(0.60)	$(0.33)

Adjusted renewables gross margin (3)	$0.33	$0.25	$0.26	$0.33
Less: operating expenses (4)	0.41	0.38	0.42	0.39
Adjusted renewables gross margin, less operating expenses	$(0.08)	$(0.13)	$(0.16)	$(0.06)
(1)Represents the average amount per produced gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(2)Gross margin represents total Renewables segment Sales and other revenues less Cost of materials and other, Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products.
(3)Adjusted renewables gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(4)Represents total Renewables segment Operating expenses, exclusive of Depreciation and amortization, divided by sales volumes of produced renewables products.

Marketing Segment Operating Data

The following table sets forth information, including non-GAAP performance measures, about our marketing operations and includes our Sinclair branded fuel business. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Marketing
Number of branded sites at period end (1)	1,744	1,627	1,744	1,627
Sales of refined products (in thousand gallons)	336,512	333,108	1,328,006	1,376,291
Average per gallon sold: (2)
Gross margin (3)	$0.08	$0.07	$0.08	$0.06
Adjusted marketing gross margin (4)	$0.10	$0.09	$0.11	$0.08
(1)Includes certain non-Sinclair branded sites.
(2)Represents the average amount per gallon sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.
(3)Gross margin represents total Marketing segment Sales and other revenues less Cost of materials and other and Depreciation and amortization, divided by sales volumes of marketing products.
(4)Adjusted marketing gross margin is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

Lubricants & Specialties Segment Operating Data

The following table sets forth information about our lubricants and specialties operations.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Lubricants & Specialties
Sales of produced refined products (BPD)	29,995	29,492	30,733	32,100

Sales of produced refined products:
Finished products	45%	49%	50%	48%
Base oils	27%	26%	26%	26%
Other	28%	25%	24%	26%
Total	100%	100%	100%	100%

Midstream Segment Operating Data

The following table sets forth information about our midstream operations.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Midstream
Volumes (BPD)
Pipelines:
Affiliates—refined product pipelines	156,169	168,568	151,879	166,722
Affiliates—intermediate pipelines	146,594	151,336	139,563	146,643
Affiliates—crude pipelines	475,427	487,227	437,281	453,606
	778,190	807,131	728,723	766,971
Third parties—refined product pipelines	36,068	41,364	38,995	39,721
Third parties—crude pipelines	168,953	212,976	188,347	204,202
	983,211	1,061,471	956,065	1,010,894
Terminals and loading racks:
Affiliates	1,052,864	916,686	1,014,900	988,566
Third parties	34,202	38,047	37,524	37,728
	1,087,066	954,733	1,052,424	1,026,294
Total for pipelines and terminal assets (BPD)	2,070,277	2,016,204	2,008,489	2,037,188

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA excluding special items (“Adjusted EBITDA”) to amounts reported under generally accepted accounting principles (“GAAP”) in the financial statements.

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, is calculated as Net income (loss) attributable to HF Sinclair stockholders plus (i) Interest expense, net of Interest income, (ii) Income tax expense (benefit) and (iii) Depreciation and amortization. Adjusted EBITDA is calculated as EBITDA plus or minus (i) Lower of cost or market inventory valuation adjustments, (ii) loss on sale of equity method investment, (iii) loss on early extinguishment of debt, (iv) decommissioning and closure costs, (v) asset impairments, (vi) regulatory charges and (vii) acquisition integration costs.

EBITDA and Adjusted EBITDA are not calculations provided for under accounting principles generally accepted in the United States; however, the amounts included in these calculations are derived from amounts included in our consolidated financial statements. EBITDA and Adjusted EBITDA should not be considered as alternatives to Net income (loss) or Income (loss) from operations as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures of other companies. These are presented here because they are financial indicators widely used by investors and analysts to measure our operating performance. EBITDA and Adjusted EBITDA are also used by our management for internal analysis and as a basis for financial covenants.

The Company cannot reliably predict or estimate certain items or expenses, or their impact on financial statements in future periods. Accordingly, the Company believes that a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.

Set forth below is our calculation of EBITDA and Adjusted EBITDA:

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

	(In millions)
Net income (loss) attributable to HF Sinclair stockholders	$(28)	$(214)	$579	$177
Add: interest expense	64	38	217	165
Less: interest income	(15)	(16)	(42)	(75)
Add: income tax expense (benefit)	(14)	(18)	146	34
Add: depreciation and amortization	228	219	909	832
EBITDA	$235	$9	$1,809	$1,133
Add: lower of cost or market inventory valuation adjustments	320	(23)	417	(43)
Add: loss on sale of equity method investment	7	—	47	—
Add: loss on early extinguishment of debt	—	—	24	—
Add: decommissioning and closure costs (1)	—	—	—	5
Add: asset impairments	2	7	3	17
Add: regulatory charge (2)	—	35	—	35
Add: acquisition integration costs	—	—	—	2
Adjusted EBITDA	$564	$28	$2,300	$1,149
(1)Net of certain unrelated costs and benefits in our Refining segment and Midstream segment, respectively.
(2)Regulatory charges represent a one-time penalty of $35 million related to the 2025 Consent Decree at the Artesia, New Mexico refinery (the “2025 Consent Decree”).

EBITDA and Adjusted EBITDA attributable to our Refining segment are presented below:

	Three Months Ended December 31,		Years Ended December 31,
Refining Segment	2025	2024	2025	2024

	(In millions)
Income (loss) before interest and income taxes (1)	$(49)	$(332)	$563	$(167)
Add: depreciation and amortization	138	132	548	495
EBITDA	$89	$(200)	$1,111	$328
Add: lower of cost or market inventory valuation adjustments	313	(10)	415	(32)
Add: decommissioning and closure costs	—	—	4	—
Add: asset impairments	1	6	2	6
Add: regulatory charge (2)	—	35	—	35
Adjusted EBITDA	$403	$(169)	$1,532	$337
(1)Income (loss) before interest and income taxes of our Refining segment represents income (loss) plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).
(2)Regulatory charges represent a one-time penalty of $35 million related to the 2025 Consent Decree.

EBITDA and Adjusted EBITDA attributable to our Renewables segment are set forth below:

	Three Months Ended December 31,		Years Ended December 31,
Renewables Segment	2025	2024	2025	2024

	(In millions)
Loss before interest and income taxes (1)	$(35)	$(13)	$(133)	$(91)
Add: depreciation and amortization	22	17	93	78
EBITDA	$(13)	$4	$(40)	$(13)
Add: lower of cost or market inventory valuation adjustments	7	(13)	2	(11)
Adjusted EBITDA	$(6)	$(9)	$(38)	$(24)
(1)Loss before interest and income taxes of our Renewables segment represents loss plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

EBITDA attributable to our Marketing segment is set forth below:

	Three Months Ended December 31,		Years Ended December 31,
Marketing Segment	2025	2024	2025	2024

	(In millions)
Income before interest and income taxes (1)	$14	$13	$74	$48
Add: depreciation and amortization	8	8	29	27
EBITDA	$22	$21	$103	$75
(1)Income before interest and income taxes of our Marketing segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

EBITDA and Adjusted EBITDA attributable to our Lubricants & Specialties segment is set forth below:

	Three Months Ended December 31,		Years Ended December 31,
Lubricants & Specialties Segment	2025	2024	2025	2024

	(In millions)
Income before interest and income taxes (1)	$19	$46	$167	$239
Add: depreciation and amortization	24	23	94	90
EBITDA	$43	$69	$261	$329
Add: asset impairments	—	1	—	1
Adjusted EBITDA	$43	$70	$261	$330
(1)Income before interest and income taxes of our Lubricants & Specialties segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

EBITDA and Adjusted EBITDA attributable to our Midstream segment are presented below:

	Three Months Ended December 31,		Years Ended December 31,
Midstream Segment	2025	2024	2025	2024

	(In millions)
Income before interest and income taxes (1)	$96	$97	$355	$366
Add: depreciation and amortization	19	19	74	72
Less: net income attributable to noncontrolling interest	(1)	(2)	(7)	(7)
EBITDA	$114	$114	$422	$431
Add: loss on sale of equity method investment	—	—	40	—
Add: loss on early extinguishment of debt	—	—	1	—
Add: decommissioning and closure costs	—	—	(4)	5
Add: asset impairments	—	—	—	10
Add: acquisition integration costs	—	—	—	1
Adjusted EBITDA	$114	$114	$459	$447
(1)Income before interest and income taxes of our Midstream segment represents income plus (i) Interest expense, net of Interest income and (ii) Income tax expense (benefit).

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in the financial statements.

Adjusted refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our refining performance on a relative and absolute basis, including against publicly available crack spread data. Adjusted refinery gross margin per produced barrel sold is total Refining segment gross margin plus Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced refined products. This margin measure excludes the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to inventory held at the end of the period. Adjusted refinery gross margin is a non-GAAP performance measure and should not be considered in isolation or as a substitute for Refining segment gross margin. The GAAP measure most directly comparable to adjusted refinery gross margin is Refining segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Refining segment gross margin to adjusted refinery gross margin to adjusted refinery gross margin per produced barrel sold and adjusted refinery gross margin less operating expenses per produced barrel sold

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

	(In millions, except barrel and per barrel amounts)
Refining segment
Sales and other revenues	$5,709	$5,776	$23,822	$25,340
Cost of sales (1)	5,570	5,906	22,484	24,787
Depreciation and amortization	138	132	548	495
Gross margin	$1	$(262)	$790	$58
Add: lower of cost or market inventory valuation adjustments	313	(10)	415	(32)
Add: operating expenses	476	506	1,825	1,912
Add: depreciation and amortization	138	132	548	495
Adjusted refinery gross margin	$928	$366	$3,578	$2,433

Operating expenses	$476	$506	$1,825	$1,912
Less: regulatory charge (2)	—	35	—	35
Adjusted refinery operating expenses	$476	$471	$1,825	$1,877

Sales of produced refined products (BPD) (3)	619,950	596,800	638,080	637,170

Average per produced barrel sold:
Gross margin	$0.02	$(4.77)	$3.39	$0.24
Add: lower of cost or market inventory valuation adjustments	5.47	(0.18)	1.78	(0.14)
Add: operating expenses	8.35	9.22	7.84	8.20
Add: depreciation and amortization	2.44	2.41	2.36	2.13
Adjusted refinery gross margin	$16.28	$6.68	$15.37	$10.43
Operating expenses	8.35	9.22	7.84	8.20
Less: regulatory charge (2)	—	0.64	—	0.15
Adjusted refinery operating expenses	8.35	8.58	7.84	8.05
Adjusted refinery gross margin, less adjusted refinery operating expenses	$7.93	$(1.90)	$7.53	$2.38
(1)Exclusive of Depreciation and amortization.
(2)Regulatory charges represent a one-time penalty of $35 million related to the 2025 Consent Decree.
(3)Represents barrels sold of refined products produced at our refineries (including Asphalt and intersegment sales) and excludes volumes of refined products purchased for resale or volumes of excess crude oil sold.

Reconciliation of renewables operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in the financial statements.

Adjusted renewables gross margin is a non-GAAP performance measure that is used by our management and others to compare our renewables performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our renewables performance on a relative and absolute basis. Adjusted renewables gross margin per produced gallon sold is total Renewables segment gross margin plus Lower of cost or market inventory valuation adjustments, Operating expenses and Depreciation and amortization, divided by sales volumes of produced renewables products. This margin measure excludes the non-cash effects of Lower of cost or market inventory valuation adjustments, which relate to volumes in inventory at the end of the period. Adjusted renewables gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Renewables segment gross margin. The GAAP measure most directly comparable to adjusted renewables gross margin is Renewables segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Renewables segment gross margin to adjusted renewables gross margin to adjusted renewables gross margin per produced gallon sold and adjusted renewables gross margin, less operating expenses per produced gallon sold

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

	(In millions, except gallon and per gallon amounts)
Renewables segment
Sales and other revenues	$266	$238	$991	$991
Cost of sales (1)	277	233	1,027	999
Depreciation and amortization	22	17	93	78
Gross margin	$(33)	$(12)	$(129)	$(86)
Add: lower of cost or market inventory valuation adjustments	7	(13)	2	(11)
Add: operating expenses	23	24	90	100
Add: depreciation and amortization	22	17	93	78
Adjusted renewables gross margin	$19	$16	$56	$81

Sales of produced renewables products (in thousand gallons)	57,305	62,155	213,713	255,639

Average per produced gallon sold:
Gross margin	$(0.58)	$(0.19)	$(0.60)	$(0.33)
Add: lower of cost or market inventory valuation adjustments	0.12	(0.21)	0.01	(0.04)
Add: operating expenses	0.41	0.38	0.42	0.39
Add: depreciation and amortization	0.38	0.27	0.43	0.31
Adjusted renewables gross margin	$0.33	$0.25	$0.26	$0.33
Less: operating expenses	0.41	0.38	0.42	0.39
Adjusted renewables gross margin, less operating expenses	$(0.08)	$(0.13)	$(0.16)	$(0.06)
(1)Exclusive of Depreciation and amortization.

Reconciliation of marketing operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in the financial statements.

Adjusted marketing gross margin is a non-GAAP performance measure that is used by our management and others to compare our marketing performance to that of other companies in our industry. We believe this margin measure is helpful to investors in evaluating our marketing performance on a relative and absolute basis. Adjusted marketing gross margin per gallon sold is total Marketing segment gross margin plus Depreciation and amortization, divided by sales volumes of marketing products. Adjusted marketing gross margin is not a calculation provided for under GAAP and should not be considered in isolation or as a substitute for Marketing segment gross margin. The GAAP measure most directly comparable to adjusted marketing gross margin is Marketing segment gross margin. Other companies in our industry may not calculate these performance measures in the same manner. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of Marketing segment gross margin to adjusted marketing gross margin to adjusted marketing gross margin per gallon sold

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

	(In millions, except gallon and per gallon amounts)
Marketing segment
Sales and other revenues	$732	$760	$3,142	$3,428
Cost of sales (1)	696	729	3,000	3,319
Depreciation and amortization	8	8	29	27
Gross margin	$28	$23	$113	$82
Add: depreciation and amortization	8	8	29	27
Adjusted marketing gross margin	$36	$31	$142	$109

Sales of refined products (in thousand gallons)	336,512	333,108	1,328,006	1,376,291

Average per gallon sold:
Gross margin	$0.08	$0.07	$0.08	$0.06
Add: depreciation and amortization	0.02	0.02	0.03	0.02
Adjusted marketing gross margin	$0.10	$0.09	$0.11	$0.08
(1)Exclusive of Depreciation and amortization.

Reconciliation of Net income (loss) attributable to HF Sinclair stockholders to adjusted net income attributable to HF Sinclair stockholders

Adjusted net income attributable to HF Sinclair stockholders is a non-GAAP financial measure that excludes non-cash Lower of cost or market inventory valuation adjustments, loss on sale of equity method investment, loss on early extinguishment of debt, decommissioning and closure costs, asset impairments, regulatory charges and acquisition integration costs. We believe this measure is helpful to investors and others in evaluating our financial performance and to compare our results to that of other companies in our industry. Similarly titled performance measures of other companies may not be calculated in the same manner.

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

	(In millions, except per share amounts)
Consolidated
GAAP:
Income (loss) before income taxes	$(41)	$(230)	$732	$218
Income tax expense (benefit)	(14)	(18)	146	34
Net income (loss)	$(27)	$(212)	$586	$184
Less: net income attributable to noncontrolling interest	1	2	7	7
Net income (loss) attributable to HF Sinclair stockholders	$(28)	$(214)	$579	$177

Non-GAAP adjustments to arrive at adjusted results:
Lower of cost or market inventory valuation adjustments	$320	$(23)	$417	$(43)
Loss on sale of equity method investment	7	—	47	—
Loss on early extinguishment of debt	—	—	24	—
Decommissioning and closure costs (1)	—	—	—	5
Asset impairments	2	7	3	17
Regulatory charge (2)	—	35	—	35
Acquisition integration costs	—	—	—	2
Total adjustments to income (loss) before income taxes	$329	$19	$491	$16
Adjustment to income tax expense (benefit) (3)	80	(4)	119	(4)
Total adjustments, net of tax	$249	$23	$372	$20

Adjusted results - non-GAAP:
Adjusted income (loss) before income taxes	$288	$(211)	$1,223	$234
Adjusted income tax expense (benefit) (4)	66	(22)	265	30
Adjusted net income (loss)	$222	$(189)	$958	$204
Less: net income attributable to noncontrolling interest	1	2	7	7
Adjusted net income (loss) attributable to HF Sinclair stockholders	$221	$(191)	$951	$197
Adjusted earnings (loss) per share - diluted (5)	$1.20	$(1.02)	$5.06	$1.01
(1)Net of certain unrelated costs and benefits in our Refining segment and Midstream segment, respectively.
(2)Regulatory charges represent a one-time penalty of $35 million related to the 2025 Consent Decree.
(3)Represents adjustment to GAAP income tax expense (benefit) to arrive at adjusted income tax expense, which is computed as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

	(In millions)
Non-GAAP income tax expense (benefit) (3)	$66	$(22)	$265	$30
GAAP income tax expense (benefit)	(14)	(18)	146	34
Non-GAAP adjustment to income tax expense (benefit)	$80	$(4)	$119	$(4)
(4)Non-GAAP income tax expense (benefit) is computed by (a) adjusting HF Sinclair’s consolidated estimated Annual Effective Tax Rate (“AETR”) for GAAP purposes for the effects of the above Non-GAAP adjustments, (b) applying the resulting Adjusted Non-GAAP AETR to Non-GAAP adjusted income before income taxes and (c) adjusting for discrete tax items applicable to the period.
(5)Adjusted earnings per share - diluted is calculated as adjusted net income attributable to HF Sinclair stockholders divided by the average number of shares of common stock outstanding assuming dilution, which is based on weighted-average diluted shares outstanding as that used in the GAAP diluted earnings per share calculation. Income allocated to participating securities, if applicable, in the adjusted earnings per share calculation is calculated the same way as that used in GAAP diluted earnings per share calculation.

Reconciliation of effective income tax rate to adjusted effective tax rate

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

	(In millions)
GAAP:
Income (loss) before income taxes	$(41)	$(230)	$732	$218
Income tax expense (benefit)	$(14)	$(18)	$146	$34
Effective income tax rate for GAAP financial statements (1)	35.0%	7.8%	19.9%	15.6%
Adjusted - non-GAAP:
Effect of non-GAAP adjustments	(12.3)%	2.5%	1.7%	(3.0)%
Effective tax rate for adjusted results	22.7%	10.3%	21.6%	12.6%
(1)Due to rounding of reported numbers, some amounts may not calculate exactly.

FOR FURTHER INFORMATION, Contact:

Atanas H. Atanasov, Executive Vice President and Chief Financial Officer
Craig Biery, Vice President, Investor Relations
HF Sinclair Corporation
214-954-6510